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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           July 25, 1997
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                           PARK-OHIO INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)

     Ohio                 0-3134                           34-6520107
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(State or other        (Commission                       (IRS Employer
jurisdiction of        File Number)                    Identification No.)
incorporation)


        23000 Euclid Avenue
        Cleveland, Ohio                                      44117
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(Address of principal executive offices)                   Zip Code)


Registrant's telephone number, including area code         (216) 692-7200
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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS
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               On July 25, 1997, P O Acquisition Corporation ("POAC"), a wholly owned subsidiary of the Registrant completed its cash tender offer for all the outstanding shares of common stock of Arden Industrial Products, Inc. ("Arden") for $6.00 per share net to the shareholder. Approximately 98.5% of the common stock of Arden was validly tendered. The cash tender offer was made pursuant to the Agreement and Plan of Merger, dated as of June 16, 1997, (the "Merger Agreement"), among the Registrant, POAC, and Arden. The Merger Agreement provides for POAC to be merged with and into Arden as soon as practicable upon completion of the cash tender offer in accordance with the Minnesota Business Corporation Act. In consideration of such merger, all of the issued and outstanding shares of capital stock of POAC will be converted into shares of Arden common stock, and the remaining issued and outstanding shares of common stock of Arden will be converted into the right to receive $6.00 in cash. The $6.00 price to acquire shares of common stock of Arden was determined by arm's length negotiation between Arden and the Registrant. POAC acquired the common stock of Arden using funds obtained from Registrant. The Registrant borrowed the funds from a group of five banks, pursuant to a senior credit facility which consists of a $35 million term loan and $140 million in revolving credit commitments. The five banks are Key Bank National Association, NBD Bank, The Huntington National Bank, National City Bank, and Mellon Bank, N.A.

               Arden's assets, in general consist of leased real property, equipment, accounts receivable, and inventory. Arden primarily distributes products associated with the fastener industry. The Registrant intends for Arden to continue and expand in its present lines of business.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS
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               1.     (c)    Exhibits

                             2.1 Agreement and Plan of Merger dated June 16, 1997, among Park-Ohio Industries, Inc., PO Acquisition Corporation, and Arden Industrial Products, Inc. (Incorporated herein by reference to Exhibit (c)(1) to Registrant's Schedule 14D-1 filed with the Commission on June 26, 1997).

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                                   SIGNATURES
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               Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 11, 1997                    PARK-OHIO INDUSTRIES, INC.
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                                                  (Registrant)

                                          By:    /s/ James S. Walker
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                                          Name:      James S. Walker

                                          Title:     Vice President and Chief
                                                     Financial Officer

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